Exhibit 10.7

contracts for lease

contracts for lease

(20007300) Zhejiang merchants silver

borrow word

The Borrower (full name) :

The Lender (full name) :

In accordance with the relevant laws, regulations and rules of the state, the parties hereby conclude this contract through full consultation.

Article 1. Commitment of the Borrower

(1) The borrower is an enterprise (business) legal person established according to law and approved and registered by the competent department or any other organization that can act as the borrower as stipulated by the state, and it has the right to conclude and have the ability to perform this contract according to law.

(II) The internal authorization procedures required by the Borrower to sign this Contract have been completed, and the legal representative / responsible person or authorized agent of the Borrower has signed this Contract, and this Contract shall be legally binding on the Borrower.

(III) The Borrower signing or performing its obligations under this Contract will not conflict with the Articles of Association, any laws and regulations, or any agreement entered into by the borrower, or result in any violation of the above provisions.

(4) the borrower to provide the financial report is in accordance with the relevant state departments issued the accounting standards and accounting system, true and accurately reflect the financial situation of the borrower in the report year, there is no any false information and false statements, and since the recent report date, the borrower’s financial situation did not appear signs of deterioration.

(5) The documents and materials submitted by the borrower, guarantor and shareholders provided by the borrower to the lender are true, complete, legal and valid, and the copies submitted are consistent with the original.

(VI) Except for the written notice given to the Lender before the signing of this Contract, the Borrower has not been involved in or will soon involve any litigation, arbitration or administrative procedures that may affect or may affect the Borrower’s performance of this Contract.

(7) During the term of the loan, the relevant financial indicators shall not be lower than the level agreed by both parties. The specific financial indicators shall be agreed upon by both parties in the “other matters” of this Contract.

(VIII) Use the loan according to the purposes agreed herein and use the loan funds in the way agreed herein ; cooperate with the lender in the loan payment management, post-loan management and relevant inspection.

(9) Timely, comprehensively and accurately disclose related party relations and related transactions to the lender (together with the Accounting Standards for Business Enterprises No.36-Related Party Disclosure (No.3,2006 promulgated by the Ministry of Finance) and thereafter

The same words in the revision of the guidelines have the same meaning).

(10) If the loan under this contract is guaranteed by the house mortgage, it shall timely perform the obligation of informing the lender when knowing the information that the mortgaged house will be demolished.

If the demolition adopts the compensation method for property right exchange, negotiate with the lender to pay off the debt or replace the mortgage, and ensure that the mortgage will provide the guarantee in the pledge of certificates of deposit, or pay off the debt in advance.

(11) If the loan under this contract is issued by credit, the external guarantee information shall be submitted to the lender in a complete, true and accurate basis.

(12) Taking measures to strengthen environmental, social and governance risk management, and save energy and reduce emissions legally and legally. If the borrower itself or the investment project involves major environmental, social and governance risks, the borrower shall submit an environmental, social and governance risk report to the lender ; in case of major environmental, social and governance risk events, take relevant risk management measures and report the possible impact ; if the borrower fails to fulfill the promise or promise false, conceal the facts, or in case of energy consumption, pollution risk or major environmental or social and governance risk events, agrees to assume the liability for breach of contract in accordance with Article 13 (6) hereof.

(13) Get the consent of the lender before conducting the major matters mentioned in Paragraph 7 of Article 11 hereof. (14) to promptly notify the lender in the event of major adverse matters affecting its solvency. Article 2 The types of loans under this contract are : see 21.1. Article 3 The purpose of the loan under this contract is : see 21.2. Without the written consent of the lender, the borrower shall not change the purpose of the loan determined in this Contract. Article 4 Amount and term of the loan

(I) The currency and amount of the loan under this contract are (in words) see 21.3.

(Ii) The loan term under this Contract is from 21.421.421.4 to 21.421.421.4. If the payment is drawn separately, the maturity date of each loan shall not exceed the maturity date agreed in this paragraph.

The specific withdrawal date and the amount of withdrawal shall be subject to the loan voucher, which shall be an integral part of this Contract and shall have the same legal effect as this Contract.

Article 5 Interest rate and interest rate of the loan

(I) The RMB borrowing interest rate shall be determined in the following ways in 21.5. Both parties shall evaluate the market interest rate quarterly. When the market interest rate changes significantly, the borrowing interest rate may be renegotiated :

1. Floating rate

See 21.5 (1 year / 5 year +) LPR + see 21.5 basis points (BP). LPR is the interest rate quoted in the loan market one working day before the issuance date or rate adjustment date.

The interest rate adjustment is 21.5 (one month / three months / 12 months). In case of the adjustment of the loan market quoted interest rate during the loan term, the adjusted interest will be implemented from the corresponding date of the loan in the first month of the next adjusted cycle

Rate, floating range is unchanged, if there is no corresponding day of borrowing in the month, the last day of the month shall be regarded as the corresponding day of borrowing.

2. Fixed interest rate, implemented at an annual interest rate of 21.5%, equivalent to 21.5 (1 year / 5 years above) LPR + see 21.5 basis points (BP). LPR refers to the interest rate quoted in the loan market one working day before the signing of this Contract. During the performance of this Contract, the interest rate determined in this Contract shall be executed. If the interest rate quoted in the loan market is adjusted, the contract interest rate shall still be executed.

(2) The interest rate of foreign exchange borrowing shall be determined in the following ways : 21.6 :1. The annual interest rate is the fixed borrowing rate of 21.6%.

2. See 21.6 (capital) months see 21.6 (SOFR / HI BOR / SHIBOR / EURIBOR / ESTR / TONAR / TIBOR / CORRA) + see 21.6 basis points (BP), see 21.6 (capital) months.

SOFR is the three working days before each financing withdrawal or interest rate adjustment, The guaranteed overnight financing rate published by the Federal Reserve Bank of New York ; HIBOR Refers to 1 bank business day around 11 :30 a. m. before the date of the withdrawal or interest rate adjustment of each loan [Hong Kong time], Interbank offered rates of the same maturity and currency published by the Hong Kong Bankers Association [HKAB] provided by Reuters [REUTERS] and other financial telecommunications terminals ; SHIBOR Is one working day before the date of each loan withdrawal or interest rate adjustment, The Shanghai Interbank offered rate announced by the National Interbank Lending Center ; EURIBOR Means that, three working days before the date of each loan withdrawal or interest rate adjustment, The European interbank lending rate announced by the European Bank ; ESTR is the three working days prior to each financing withdrawal or interest rate adjustment, The euro unsecured overnight rate, published by the ECB ; TONAR Is the three working days prior to each financing withdrawal or interest rate adjustment, The unsecured overnight rate announced by the Bank of Japan ; TIBOR, or three working days prior to each financing withdrawal or interest rate adjustment, Interbank lending rate issued by the National Association of Banks ; CORRA means three working days before each financing withdrawal or rate adjustment, Secured overnight rate published by the Bank of Canada.

The interest rate adjustment date is determined in section 21.6 below :

(1) The 21st day of each fixed 21.6 (month / quarter end month / half year end month / year end month) is the interest rate adjustment day, and the day is 21.6 (postponed / not postponed) for holidays.

(2) The issuance date of the loan is shown in 21.6 (month / quarter / half a year / year). The corresponding date is the interest rate adjustment date (holidays are not postponed). If there is no corresponding date, the last day of the month shall be regarded as the corresponding date of the loan.

3. See also those in 21.6.

(III) The daily interest of the loan hereunder depends on the actual number of borrowing days (in the currency of Hong Kong dollar and British pound, daily interest rate = annual interest rate / 365 ; daily interest rate = 360 annual interest rate). Interest settlement is as shown in 21.7 :

(1) The interest settlement is set forth in 21.7 (month / quarter / half year / year). The interest settlement date is the 20th day of 21.7 (month / quarter month / half month / year month). If the interest rate adjustment date is fixed 21 days and postponed in case of holidays, the interest settlement date shall be postponed accordingly

To the day before the interest-rate adjustment date. The borrower shall pay interest on each settlement date. When the loan is due, the interest shall be cleared with the principal. If the last repayment date of the loan principal is not on the settlement date, the unpaid interest shall be paid with the principal.

(2) The interest is settled in a lump sum on the maturity date of the loan, and the interest is cleared along with the principal.

(IV) Unless otherwise specified, the loan interest rate referred to in this contract shall be calculated by single interest method and shall be the annual interest rate.

Article 6 Conditions for withdrawal

The Lender provides the loan hereunder if the Borrower meets the following conditions :

(I) The borrower opens an account as shown in Section 21.8 with the lender.

(2) The borrower shall provide the relevant documents and relevant materials and complete the relevant procedures.

(III) If the loan under this Contract is a foreign exchange loan, the borrower has completed the approval, registration and other legal procedures related to the loan in accordance with the relevant laws and regulations.

(IV) If the loan under this Contract is guaranteed by mortgage or pledge, the relevant legal procedures concerning registration and / or insurance have been completed according to the requirements of the lender, and the guarantee and insurance shall continue to be valid. If the loan under this contract is guaranteed, the guarantee contract has been signed and come into force according to law.

(V) No default situation under this Contract or under other contracts signed by the Borrower and the Lender occurs. Article 7 See 21.9 (this article applies / this article does not apply)

The loan payment under this contract is adopted : see 21.9 (entrusted payment by the lender / independent payment by the borrower).

(1) Entrusted payment by the lender

The lender shall, according to the withdrawal application and payment entrustment of the borrower, pay the borrowed funds to the transaction object of the borrower conforming to the purposes agreed in this contract and the transaction contract. If the borrower uses the Power of attorney for Entrusted payment of Loan Funds of Zheshang Bank formulated by the lender, the borrower agrees to the power of attorney as the basis for the payment of the loan funds, and the borrower will not provide additional payment voucher (or payment basis) and account password.

If the payment is entrusted by the lender, the lender shall, according to the agreed purpose of the loan, examine whether the payment object, payment amount and other information provided by the borrower are consistent with the corresponding business contract (including but not limited to the purchase and sale contract, agreement, order, waybill) and other supporting materials. After the examination and approval, the loan funds will be paid to the borrower’s transaction object through the borrower’s account. The lender has the right to refuse the Borrower’s payment application which does not conform to the purposes agreed herein, and all losses caused thereby shall be borne by the Borrower.

(2) Independent payment by the borrower

After the lender issues the loan funds to the borrower’s account according to the borrower’s withdrawal application, the borrower shall independently pay the loan to the borrower’s transaction object for the purpose agreed in the contract.

If the borrower adopts the independent payment of the borrower, the borrower shall report the payment of the loan funds to the lender in 21.10 (quarterly / semi-annual), and the lender has the right to check whether the loan payment conforms to the agreed purpose through account analysis, voucher inspection or on-site investigation.

(3) In the process of loan payment, the borrower’s credit status decreases, the profitability of the main business is not strong, and the borrowed funds

In case of abnormal use, the lender may change the conditions or methods of the issuance and payment of the loan, or stop the issuance and payment of the borrowing funds.

Article 8 Source of repayment funds and repayment

(I) The capital sources of the borrower to repay the principal and interest of the loan under this Contract include but are not limited to : see 21.11.

(II) The borrower shall pay the interest in full and on time as agreed herein, and repay the loan principal according to the provisions as specified in Item 21.12 below :

1. Repay the loan principal in a lump sum upon maturity.

2. The loan principal shall be repaid in installments. The specific amount and date of principal repayment are as follows : see 21.22.

(III) The Borrower shall prepare the current interest or principal payable on the account opened by the lender on the date of the interest settlement date or the repayment date, and irrevocably authorize the Lender to collect from the account on the interest settlement date or the agreed repayment date.

(4) The lender has the right to recover the loan in advance according to the withdrawal of the borrower’s funds.

Article 9 Account supervision

The borrower shall designate a special fund withdrawal account (account name : see 21.13, opening bank : see 21.13, account number : see 21.13), and provide the fund inflow and exit of the account in time according to the requirements of the Lender. The Lender has the right to monitor the fund withdrawal account, and the borrower shall cooperate.

Article 10 The Rights and Obligations of the Lender

(1) The lender shall have the right to inspect and supervise the borrower’s production and operation, financial activities, material inventory and use of the loan through on-site and off-site means, and shall require the borrower to provide financial statements and other documents, materials and information on schedule.

(2) When the loan principal, interest, penalty interest, compound interest and other expenses payable are recovered or advance in accordance with legal provisions or this contract, the lender can be directly transferred from all accounts opened by the borrower in Zheshang Bank and all branches.

(III) If the borrower may stop issuing the loan or recover the loan contained in advance, the lender may recover the loan in advance.

(4) If there are several debts between the borrower and the lender, and the repayment of the borrower is insufficient to pay off all the debts, the payment of the borrower and the order of repayment shall be determined by the lender.

If the amount returned by the borrower is insufficient to repay the amount payable, the lender shall have the right to determine the order in which the amount shall be preferentially used to repay the principal, interest, penalty interest, compound interest and payment of expenses.

(5) the borrower shall have the right to impose credit sanctions, notify the relevant departments or units of the evasion of the supervision of the lender or other serious default of the loan principal and interest, and have the right to make public disclosure.

(VI) The Lender shall have the right to transfer the loan and security interest hereunder to a third party at any time without the consent of the Borrower. If the Lender transfers the loan and security interest hereunder, the Borrower shall still assume all obligations hereunder.

(VII) On the premise that the borrower meets Article 6 of this Contract, the borrower shall lend the borrower in full on schedule (except for the delay due to the reasons of the borrower or other non- reasons of the lender).

Article 11 The rights and obligations of the borrower

(I) It shall have the right to obtain and use the loan as agreed herein.

(II) If the loan hereunder is a foreign exchange loan, the approval, registration and other legal procedures related to the loan shall be completed in accordance with the relevant provisions.

(3) Return the principal and interest of the loan on schedule. If the borrower needs to extend the loan, it shall submit a written application to the lender at least 15 days before the expiration of the loan term, and sign the loan extension agreement with the consent of the lender.

(4) The loan is used according to the purposes agreed herein, and shall not be misappropriated for fixed assets, equity and other investments or for the fields and purposes of production and operation prohibited by the state.

(V) Consciously accept and actively cooperate with the lender and its entrusting units or individuals in the investigation, understanding and supervision of its production and operation, financial status and the use of the loan under this Contract; consciously accept and actively cooperate with the lender in the monitoring of the fund withdrawal account and the management and supervision of the loan fund payment.

(6) Upon the request of the Lender, timely provide the Lender with true, accurate, complete and effective financial statements and other documents, materials and information required by the Lender.

(VII) Before the borrower pays off the principal and interest of the loan hereunder, such as contract, lease, shareholding reform, joint operation, joint venture, merger, merger, division, joint venture, restructuring, foreign investment, substantially increase debt financing and assets

(Equity) transfer, capital, apply for dissolution, apply for bankruptcy and other enough to cause the contract of creditor’s rights debt relationship change or affect the lender of the creditor’s rights behavior, shall be 30 days in advance written notice, the lender, and the lender, the debt liability or debts in advance, otherwise shall not implement the above behavior.

(8) the borrower occurs in addition to the behavior mentioned in the preceding paragraph to its normal operation or the performance of repayment obligations under the contract of any other events, such as production, shutdown, cancellation of registration, revoked, business license, revoked, or filed for bankruptcy, legal representative or principal person in charge engaged in illegal activities, involving major litigation or arbitration events, production and operation serious difficulties, financial deterioration, etc., shall be the lender written notice within 3 days, and implement the repayment measures.

(IX) During the term of this Contract, if the borrower provides guarantee for the debts of others or credits / edges its main property to a third party, which may affect the ability to repay the loan under this Contract, the borrower shall notify the lender in writing in advance and obtain the written consent of the lender.

(10) The borrower and its investors shall not withdraw funds, transfer assets or transfer shares without authorization to avoid debts to the lender.

(11) If the borrower changes its name, legal representative, domicile and business scope, it shall timely notify the lender in writing.

(12) the loan guarantor under the contract appear production, closed, cancellation of registration, business license revoked, revoked, bankruptcy, involving major litigation or arbitration cases, and operating losses, some or all loss and the loan corresponding guarantee ability, or as the loan guarantee under the contract of collateral, pledge property (rights) value reduction, accidental damage or loss, the borrower shall promptly provide the lender recognized other guarantee measures.

Article 12. Advance repayment

If the borrower should make the repayment in advance, the lender shall agree ; if the lender agrees to the borrower to make the repayment in advance, the interest shall be charged on the prepayment as shown in section 21.14 below:

1. The interest shall be calculated and charged according to the loan term and the interest rate agreed herein.

2. Interest shall be calculated and charged according to the actual loan term and the execution rate agreed herein 21.14 (in words).

Article 13 Liability for breach of contract

(1) On the premise that the borrower performs the obligations agreed herein, if the lender fails to extend the loan to the borrower in accordance with the contract, causing losses to the borrower, it shall pay the borrower liquidated damages according to the amount of default and the number of days delayed, and the calculation of the amount of liquidated damages is the same as the interest on the overdue loan in the same period.

(II) If the borrower fails to repay the loan principal within the time limit agreed herein, the lender shall have the right to calculate and collect a penalty interest on the overdue loan 21.15 percent on the basis of the loan execution rate agreed herein (in words) until the principal and interest are paid off. During the overdue period, if the RMB borrows money, if the quoted interest rate in the loan market is increased, the penalty interest rate shall be increased accordingly from the date of adjustment.

(III) If the borrower fails to use the loan according to the purpose agreed herein, the lender shall have the right to calculate and collect penalty interest 21.16 (in words) on the execution rate of the loan on the basis of the date of default, until the principal and interest are paid off. During this period, in case the quoted rate in the loan market, the penalty rate will be increased accordingly from the date of adjustment.

(IV) For the unpaid interest payable (including penalty interest), the lender shall have the right to recover the compound interest according to the overdue penalty interest rate agreed in this contract until the interest (including penalty interest) is paid off.

(5) If the same loan is overdue and is not used for the purpose agreed herein, the penalty interest rate shall be the heavier one.

(6) the borrower did not use the loan, not as agreed for borrowing funds, major cross default event and breach of other obligations under this contract, or loan file information distortion, break under the agreement of the breach of the commitments under the contract, the lender has the right to ask the borrower to correct the default, stop the loan and recover early issued loan, has the right to declare the borrower and the lender under other loan contract loan immediately due or take other asset preservation measures.

(7) such as borrowing under this contract by credit, the borrower’s credit rating, profitability, asset-liability ratio, net cash flow index does not conform to the lender credit borrowing conditions, the lender has the right to stop issuing loan, early recovery issued loans, has the right to declare the borrower and other loan contract signed with the lender

The next loan will expire immediately or take other asset preservation measures.

(8) If any guarantor of the loan under this contract violates the obligations agreed in the guarantee contract and fails to make out by the lender, or the guarantee ability is obviously weakened or lost, the lender shall have the right to take measures to stop issuing the loan, recover the loan issued in advance or preserve other assets in advance.

(IX) If the borrower breaches its obligations hereunder and causes economic losses to the lender, it shall compensate for it.

(10) Where the lender realizes the creditor’s rights through litigation or arbitration due to the breach of the contract by the borrower, the borrower shall bear the attorney’s fees, travel expenses, execution fees, evaluation fees and all other expenses for the realization of the creditor’s rights paid by the lender.

Article 14 Loan guarantee

The guarantee method of the loan under this contract is : See 21.17, and the guarantee contract is signed separately. If the maximum amount of guarantee is adopted, the number of the guarantee contract is see 21.17.

Article 15. Articles of service

(I) The Borrower confirms that the following addresses are the service addresses of the relevant legal documents for contract performance and dispute settlement under this Contract : see 21.18.

(2) The lender or the court / arbitration institution may also serve the relevant legal documents through the following electronic service methods : see see 21.18.

(3) The address and method of service confirmed by the borrower shall be applicable from the establishment of the financial contract to the completion of the performance of the debt, including arbitration and litigation proceedings ( including all stages of first instance, second instance, retrial and execution).

(IV) The notice sent by the lender or the court / arbitration institution and the litigation-related legal documents shall be deemed to be served at the above address ; according to the electronic address, if the relevant notice or legal document has been sent at the designated address. The Borrower shall ensure that the above-mentioned address or method of service is accurate and effective. If there is any change in the relevant information, the Borrower shall timely notify the lender or the court / arbitration institution in writing, otherwise the original address or method of service shall continue to be valid. If the information provided is inaccurate, untrue, or not to inform the information after the change, or the borrower, the receiver (whether or not the receiver, the lender or the court / arbitration agency to the legal representative or service) refused to sign ( including no sign), lead to the relevant notice or legal documents not actually received, does not affect the service effect, the borrower shall bear the resulting legal consequences.

(5) The lender or the court / arbitration institution may serve notices or legal documents by one or more of the above means, all of which shall have the effect of service, and the time of service shall be subject to the first service.

Article 16 The VAT clause

(I) The taxable income collected by the Lender from the Borrower under this Contract has included VAT, and the relevant tax rates shall be determined and adjusted in accordance with national laws and regulations. Each party shall bear all the responsibilities arising from the payment of tax in time and in full in accordance with national laws and regulations.

(2) The Lender will issue VAT invoices to the borrower in accordance with national laws and regulations. The Borrower shall provide the Lender with all the information and materials required for issuing the VAT invoice, and the Borrower shall ensure that the information and materials provided are true

Actual, accurate and complete, and provide relevant supporting materials in accordance with the requirements of the Lender. If the borrower needs the lender to issue a special VAT invoice, the borrower shall have the qualification of “general VAT taxpayer” and meet other conditions and procedures stipulated by national laws and regulations, otherwise the lender has the right to refuse to issue a special VAT invoice to the borrower.

(3) If the lender is wrong in issuing the VAT invoice to the borrower due to the borrower, the borrower shall bear the responsibility by itself, and the lender shall have the right to require the borrower to bear the losses or other adverse consequences caused to the Lender.

If the original invoice needs to be made invalid or the red letter invoice is issued due to the wrong VAT invoice, or the VAT invoice is lost, the borrower shall be obliged to cooperate with the lender to complete the relevant treatment in accordance with the national laws and regulations.

Article 17. Settlement of disputes

Any dispute arising from the performance of this Contract shall be settled by both parties through negotiation; if the negotiation fails, the dispute shall be settled in Section 21.19 below:

1. Litigation. It shall be under the jurisdiction of the people’s court where the lender has his domicile.

2. Arbitration. See 21.19 (Arbitration institution) for arbitration in accordance with its arbitration rules. During the litigation or arbitration, the provisions of the undisputed part of this Contract shall still be performed.

Article 18 Other matters

(I) The “maturity” mentioned in this Contract includes the early maturity of debts declared by the lender in accordance with the provisions of this Contract or national laws and regulations.

(2) the lender shall have the right to according to the provisions of relevant laws and regulations or the requirements of the financial regulator, the information and the borrower to the People’s Bank of China credit reporting system or other credit information database established in accordance with the law, for the appropriate qualifications of institutions or individuals query and use, the lender shall have the right for the purpose of the People’s Bank of China credit reporting system and other credit information database established in accordance with the relevant information of the borrower. (three) See in 21.20.

Article 19 Effectiveness of a contract

This contract shall come into force upon being signed or sealed by both the parties.

This contract is made in 21.21 copies, one copy for each party, 21.21 copies for each guarantor and 21.21 copies, with the same effect.

Article 20 Tips

The Lender has drawn the Borrower’s attention to a comprehensive and accurate understanding of the terms of this Contract, especially the black part, and has explained the corresponding terms at the request of the Borrower. The contracting parties shall have the same understanding of the meaning of this contract.

1 (20007300) Zheshang Yinborrow word (2023) No.00317

Article 21

21.1 Type of borrowing: short-term working capital loan

21.2 Purpose of the loan: payment for goods

21.3 The currency and amount of the loan is (in words) RMB five million yuan only

21.4. The loan term is from 2 0 2 3 year 0 9 moon 1 From September 5 to September 14,2024

21.5 RMB borrowing rate is adopted in the following second ways : 1.

Floating rate

At / (1 year / 5 year above) LPR + 1 basis point (BP)

The interest rate adjustment is performed in L (one month / three months / twelve months)

2. Fixed interest rate, with an annual interest rate of 4.98 % Execution, equivalent to 1 year Period (1 year / 5 year +) LPR + 153 bp (BP)

21.6 The foreign exchange borrowing rate is determined in the following ways : 1. The fixed borrowing rate with an annual interest rate of L%

2 ../ (In words) for several months/ (SOFR / HIBOR / SHIBOR / EURIBOR / ESTR / TONAR / TIBOR / CORR A) + 1 bp (BP) group

A borrowing rate of 1 (in words) months

The interest rate adjustment date is determined in the following type 1:

(1) The 21st day of each month / quarter end month / half year end month / year end month) is the interest rate adjustment day, and the holiday 1 (postponed / not postponed) /

(2) The corresponding date of _ (month / quarter / half a year / year) of the loan issuance date is the interest rate adjustment date (holidays are not postponed). If there is no corresponding date, the corresponding month

The last day is regarded as the corresponding day of the loan

3.1

21.7 The interest settlement method is as follows (1) Seed

(1) quarterly (monthly / quarterly / half a year / year), the interest settlement date is each The 20th of the quarter end month (month / quarter end month / end of half year month / year end month)

21.8 The loan entry shall be opened at the lender General settlement account

21.9 Payment : this article applies (this article applies / this article does not apply) Loan payment : Entrusted payment by the lender (entrusted payment by the lender / independent payment by the borrower) 21.10 The Borrower shall report on the payment of the loan funds at / (quarterly / half year)

21.11 The sources of funds for the borrower to repay the principal and interest of the loan under this Contract include but not limited to :

1. Sales

2. revenue

21.12 and follow the following No 1 agreement to repay the loan principal

21.13 Special fund withdrawal account (account name: Hangzhou Xinzi Optoelectronic Technology Co., LTD., opening bank: Hangzhou Linan Sub-branch of Zheshang Bank, Account number: 3310012010120100000746)

21.14 Interest shall be charged for the prepayment part in the second way below 2. The interest shall be charged by zero% (in words) on the basis of the execution rate agreed in this contract

21.15 Increase by% on the basis of the loan execution interest rate agreed in this contract from the date of delay Wu Shi (in words) plan to collect penalty interest

21.16 The penalty rate shall be increased by one hundred percent (in words) on the basis of the loan execution interest rate agreed herein from the date of breach of contract

(20007300) Zheshang Yinborrow word (2023) No.00317

21.17, the guarantee method is Guarantee, guarantee contract shall be signed separately. If the maximum amount of guarantee is adopted, the guarantee contract number is (20007300) Zheshang Yin Gaobao Zi (2022) No.00182

21.18 Terms of service

(I) The Borrower confirms that the following addresses are the service addresses of contract performance, dispute settlement and other relevant legal documents under this Contract : Address: No.128, Qingxian Road, Linglong Street, Lin’an District, Hangzhou

Postcode: 311300

To: Meng gorgeous sound of jade

telephone : 15088630027

(II) The lender or the court / arbitration institution may also serve the relevant legal documents by using the following electronic service means :

1. Mobile phone SMS (number) : 1

2. Fax (No.) : /

3. E-mail (email) : /

4. Other electronic methods : 1

21.19 If no agreement is reached through negotiation, it shall be listed below 1 way to solve it

2. Arbitration. Submission / (Arbitration Agency)

21.20 Other Matters (III) The borrower is a customer in the list of “specialized, special and new”. During the credit period, if the borrower withdraws from the list of “special and new” due to deterioration of business conditions, the lender has the right to terminate the withdrawal and recover part or all of the loan in advance.

21.21, this contract is made in formula three Copy, one for each party, one for each guarantor, and one copy by the lender, with the same effect

(Signature page)

Borrower (signature)	The Lender (Signature and seal)

legal representative	leading official
Or an authorized agent:	Or an authorized agent:

date of contract:

Signing place: be close to woman

CZBD(2023)1001